Exhibit 10.47

Warrant Repurchase and amendment AGREEMENT

This Warrant Repurchase and amendment Agreement (this “Agreement”) is made this 4th day of August, 2017, between Ekso Bionics Holdings, Inc., a Nevada corporation (the “Company”) and the warrant holder identified on the signature page hereto (“Holder”). Capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings ascribed to such terms in the Securities Purchase Agreement dated April 2, 2017 between the Company and the purchasers party thereto (the “Purchase Agreement”).

RECITALS:

WHEREAS, the Company and Holder are parties to the Purchase, pursuant to which Holder received that Common Stock Purchase Warrant to purchase the number of shares of Common Stock set forth on the signature page hereto (the “Warrant”);

WHEREAS, the Company intends to undertake an offering to each of its shareholders and certain warrant holder of its common stock, par value $0.001 per share (“Common Stock”), of record as of the close of business on August 10, 2017, of non-transferable rights (the “Rights”) to subscribe for and purchase such number of additional shares of Common Stock (the “New Shares”) at a subscription price per share of $1.00 (the “Per Share Subscription Price”) constituting an aggregate offering amount of $34.0 million (such offering, the “Rights Offering”); and

WHEREAS, contingent on Holder’s participation in the Rights Offering on the terms set forth in this Agreement, the Company wishes to repurchase from Holder, and Holder wishes to sell to the Company, the Warrant at a price of $1.23 per share of Common Stock issuable upon exercise of the Warrant (the “Per Share Repurchase Price”);

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto each agree as follows:

1.       Purchase and Sale of the Warrant. Subject to the terms and conditions stated herein, on the Closing Date (as defined below), Holder agrees to sell, assign, transfer and deliver to the Company, and the Company agrees to purchase and redeem from Holder, free and clear of all Encumbrances (as defined below), the Warrant in consideration for an amount equal to the Per Share Repurchase Price multiplied by the number of Warrant Shares into which the Warrant is currently exercisable, as set forth on the signature page hereto (the “Aggregate Repurchase Price”).

2.       Amendments to the Purchase Agreement.

(a)       Section 4.12 of the Purchase Agreement is hereby deleted in its entirety and the following inserted in lieu thereof: “4.12. [RESERVED].”

(b) Section 1.1 of the Purchase Agreement by inserting the following at the end of the definition of “Exempt Issuances”:

“and (d) Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to all record holders of any class of shares of Common Stock.”

3.       Closing; Closing Deliveries.

(a)       The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at 10:00 a.m. Eastern Time on the later of (i) three Trading Days after the Rights Offering Expiration Date (as defined below) and (ii) one Trading Day following the date that all of the conditions to the Closing set forth in Section 4 have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing) (or on such other date thereafter as the parties hereto mutually agree) (the date upon which the Closing actually occurs, the “Closing Date”).

(b)       At the Closing, Holder shall deliver the Warrant to the Company, and the Company shall deliver to Holder an amount equal to the Aggregate Repurchase Price. Notwithstanding the foregoing, each of the Company and Holder agree that in lieu of the Company delivering the Aggregate Repurchase Price to Holder, the Company may instead deduct such amount from the amount to be paid by Holder to the Company in consideration for Holder’s exercise of Rights in the Rights Offering. In such event, the Company will deliver to VStock Transfer, LLC (the “Subscription Agent”) an instruction letter setting forth the aggregate amount paid directly to the Company in connection with the Rights Offering and instructing the Subscription Agent to issue the number of New Shares in the Rights Offering equal to the lesser of (i) the Aggregate Repurchase Price divided by the Per Share Subscription Price or (ii) Holder’s basic subscription right, plus any oversubscription right to which Holder is entitled under the terms of the Rights Offering. For the avoidance of doubt, any New Shares issued in the Rights Offering to the Holder shall be delivered in such manner and at such time as all other New Shares are delivered in the Rights Offering. In the event that the Aggregate Repurchase Price exceeds an amount equal to the number of New Shares issuable to Holder pursuant to the Rights Offering multiplied by the Per Share Subscription Price, the Company shall notify the Holder of such event and the amount of cash payments that will be made on or prior to the Closing and shall pay the amount of any such excess in cash by wire transfer of immediately available funds on the Closing Date. Notwithstanding anything to the contrary contained herein, the Holder may elect not to deliver the Warrant to the Company for repurchase by delivery of a written notice (which may be by facsimile or email delivery) to the Company on or prior to the Closing so electing. If a Holder makes such election and the Company is otherwise ready, willing and able to honor its obligations hereunder, notwithstanding anything to the contrary set forth herein, the releases set forth in Section 7 hereof shall become effective upon delivery of such notice. For the avoidance of doubt, the Holder’s election not to deliver the Warrant to the Company for repurchase shall not impact the Holder’s right to otherwise participate in the Rights Offering.

4.       Closing Conditions.

(a)       The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver by the Company in writing of following conditions:

i.       on or prior to the date on which the subscription period under the Rights Offering expires (the “Rights Offering Expiration Date”), Holder shall have delivered a properly completed and duly executed rights certificate to the Subscription Agent electing to exercise not less than Holder’s basic subscription right pursuant to the Rights Offering in full, which rights certificate shall not have been withdrawn or revoked as of the Rights Offering Expiration Date;

ii.       the Company will not have cancelled the Rights Offering;

iii.       the representations and warranties of Holder set forth below shall be true and correct as of the Closing Date; and

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iv.       this Agreement or substantially identical agreements (collectively, the “Repurchase Agreements”) shall have been executed by the Purchasers (as defined in the Purchase Agreement) which purchased in the aggregate at least 90% in interest of the shares sold pursuant to the Purchase Agreement based on the Initial Subscription Amounts (as defined in the Purchase Agreement) under the Purchase Agreement and all such Purchasers shall have delivered either (x) a properly completed and duly executed rights certificate to the Subscription Agent electing to exercise not less than each such Purchaser’s basic subscription right pursuant to the Rights Offering, which rights certificate shall not have been withdrawn or revoked as of the Rights Offering Expiration Date or (y) releases substantially similar to those set forth in Section 7 hereof, which shall have become effective with respect to the Company and each such Purchaser.

(b)       The obligations of Holder to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver by Holder in writing of following conditions:

i.       the Company will not have cancelled the Rights Offering; and

ii.       the representations and warranties of the Company set forth below shall be true and correct as of the Closing Date.

5.       Representations and Warranties of Holder. Holder hereby represents and warrants to the Company as of the date hereof and as of the Closing Date:

(a)       Ownership. All of the Warrants are owned of record and beneficially by Holder and Holder has good and marketable title to the Warrants, free and clear of any security interest, claims, liens, pledges, options, encumbrances, charges, agreements, voting trusts, proxies or other arrangements or restrictions whatsoever (collectively, “Encumbrances”), except for such legend and related transfer restrictions as are required under the Securities Act, and the restrictions set forth in the Purchase Agreement. On the Closing Date, Holder shall deliver to the Company good and marketable title to the Warrants, free and clear of any Encumbrances.

(b)       Authorization; Enforcement. The execution and delivery of this Agreement and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. This Agreement has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

6.       Representations and Warranties of the Company. The Company hereby represents and warrants to Holder as of the date hereof and as of the Closing Date:

(a)       Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith other than the filing with the Commission of a prospectus supplement complying with Rule 424(b) of the Securities Act, the notice and/or application(s) to each applicable Trading Market, and any filings that may be required under applicable state securities laws or blue sky laws. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

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(b)       Warrants. The Company hereby represents and warrants that the aggregate number of shares of Common Stock underlying Warrants that are eligible for repurchase by the Company pursuant to the Repurchase Agreement is 1,866,178 shares.

7.       Releases.

(a)       Holder Release. In consideration of the Company’s execution of this Agreement, and effective upon the Closing Date, the Holder, for itself and for its officers, directors, agents, employees, attorneys, business units, divisions, affiliates, direct or indirect parent corporations, subsidiaries, predecessors in interest, administrators, agents, successors and assigns (collectively, the “Holder Releasors”), hereby remise, release and forever discharge, the Company and its officers, directors, agents, employees, attorneys, business units, divisions, affiliates, direct or indirect parent corporations, subsidiaries, predecessors in interest, administrators, agents successors and assigns (collectively, the “Company Releasees”) of and from all manner of claims, charges, complaints, demands, actions, causes of action, suits, rights, appeals and rights of appeal, debts, dues, sums of money, costs, losses, accounts, reckonings, covenants, contracts, controversies, agreements, promises, leases, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys’ fees and costs) of every kind, nature and description whatsoever, whether known or unknown, existing or contingent, ascertained or unascertained, asserted or unasserted, suspected or unsuspected, in law, equity or mixed, whether for compensatory, multiple or punitive damages or other relief, real or alleged (collectively, “Claims”), that each Holder Releasor ever had, now has or hereafter may have against the Company and/or the Company Releasees based upon any alleged conduct, action, or omission from the beginning of the world to the Closing Date arising out of, concerning or relating, directly or indirectly, to the Purchase Agreement or to the purchase, sale, or issuance of the Shares or Warrants and related agreements or actions. The Claims released by the Holder Releasors pursuant to this Subsection (a) shall be sometimes referred to herein as the “Holder Released Claims.” Notwithstanding the foregoing, the Holder Released Claims do not include any Excepted Claims (as defined below).

(b)       Company Release. In consideration of the Holder’s execution of this Agreement, and effective upon the Closing Date, the Company, for itself and for its officers, directors, agents, employees, attorneys, business units, divisions, affiliates, direct or indirect parent corporations, subsidiaries, predecessors in interest, administrators, agents, successors and assigns (collectively, the “Company Releasors”), hereby remise, release and forever discharge, the Holder and its officers, directors, agents, employees, attorneys, business units, divisions, affiliates, direct or indirect parent corporations, subsidiaries, predecessors in interest, administrators, agents successors and assigns (collectively, the “Holder Releasees”) of and from all Claims that each Company Releasor ever had, now has or hereafter may have against the Holder and/or the Holder Releasees based upon any alleged conduct, action, or omission from the beginning of the world to the Closing Date arising out of, concerning or relating, directly or indirectly, to the Purchase Agreement or to the purchase, sale, or issuance of the Shares or Warrants and related agreements or actions. The Claims released by the Company Releasors pursuant to this Subsection (b) shall be sometimes referred to herein as the “Company Released Claims.” Notwithstanding the foregoing, the Company Released Claims do not include any Excepted Claims (as defined below).

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(c)       Release of Unknown Claims. Each of the parties acknowledges that it has been advised by his/its attorneys concerning, and is familiar with, California Civil Code Section 1542 and hereby expressly waives any and all provisions, rights, and benefits conferred by that section and by any law of any state or territory of the United States, or principle of common law, that is similar, comparable or equivalent to the provisions of Section 1542, which reads as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OF OR SUSPECT TO EXIST IN ITS FAVOR AT THE TIME OF EXECUTING THE RELEASE WHICH, IF KNOWN BY HIM/HER, MAY HAVE MATERIALLY AFFECTED ITS SETTLEMENT WITH THE DEBTOR.”

Notwithstanding the provisions of Section 1542, and for the purposes of implementing a full and complete release, discharge and hold harmless of the claims herein described, each of the parties expressly acknowledges that this release, discharge and hold harmless is intended to include all claims, including those which the parties do not know or suspect to exist in his/its favor at the time of his/its signature, and that this release, discharge and hold harmless will extinguish any such claims.

(d)       Exceptions to Releases. The releases set forth in this Section 7 are not intended to, and shall not, release (collectively, the “Excepted Claims”): (i) any Claims based on, arising out of or relating to conduct, actions or omissions occurring after the date hereof; (ii) any person or entity from any performance under or compliance with any of the terms, conditions or other provisions of this Agreement or Articles IV or V of the Purchase Agreement, in each case after the date hereof (for clarity, even if such terms, conditions and provisions were also in existence prior to the date hereof), or (iii) any warrant to purchase capital stock of the Company issued by the Company to any Holder that is outstanding as of the date hereof.

(e)       No Pending Actions. Each of the parties represents that, as of the date of this Agreement, it has not initiated, filed, prosecuted or pursued any claim, complaint or charge against the Company Releasees or Holder Releasees, as applicable, with any federal, state or local court, agency or association, or any arbitral body.

8.       Termination. In the event the Closing does not occur on or before September 30, 2017, this Agreement shall terminate and be of no further force and effect, each party shall be released from its obligations hereunder, and the releases contained in paragraph 7 will be null and void.

9.       Miscellaneous. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. By executing this Agreement, each of the parties evidences that it carefully read and fully understands all of the provisions of this Agreement.  Each party further acknowledges that, in executing this Agreement, it has not relied on any promise of future benefit or any statement of any of the parties, or anyone representing any of the parties, whether written or oral, not set forth in this Agreement.

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10.       Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached to the Purchase Agreement at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached to the Purchase Agreement on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The contact information for such notices and communications shall be as set forth on the signature pages attached to the Purchase Agreement unless a party to this Agreement delivers updated contact information to the other party. To the extent that any notice provided pursuant to this Agreement constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.

11.       Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding (each as defined in the Purchase Agreement), any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of this Agreement, then the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

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12.       Equal Treatment of Participating Holders. The Company shall not amend or waive any terms to any Repurchase Agreement on terms more favorable to a holder party to a Repurchase Agreement (each, a “Participating Holder”) (including payment of consideration for such amendment or waiver) unless the Company ratably amends or waives such terms for all Participating Holders. For clarification purposes, this provision constitutes a separate right granted to each Participating Holder by the Company and negotiated separately by each Participating Holder, and is intended for the Company to treat the Participating Holders as a class and shall not in any way be construed as the Participating Holders acting in concert or as a group with respect to the purchase, disposition or voting of securities or otherwise. The Company hereby represents and warrants as of the date hereof and covenants and agrees that none of the terms offered to any Person with respect to the transactions contemplated by the Repurchase Agreements, including, without limitation with respect to any consent, release, amendment, settlement, or waiver relating to the transaction contemplated by the Repurchase Agreements (each a “Repurchase Document”), is or will be more favorable to such Person than those of the Holder and this Agreement. For the avoidance of doubt, the agreement by the Company to reimburse the reasonable legal fees of Feuerstein Kulick LLP as counsel to a Participating Holder shall not be deemed to be a term more favorable to any Person than those of the Holder and this Agreement. If, and whenever on or after the date hereof, the Company enters into a Repurchase Document (other than a substantially identical Repurchase Agreement), then (i) the Company shall provide notice thereof to the Holder promptly following the occurrence thereof and (ii) the terms and conditions of this Agreement shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Repurchase Document, provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder. The provisions of this Section 12 shall apply similarly and equally to each Repurchase Document.

13.       Securities Law Disclosure; Confidentiality. The Company shall file a Current Report on Form 8-K or Quarterly Report on Form 10-Q disclosing the material terms of the transactions contemplated hereby with the Commission within the time required by the Exchange Act (the “Exchange Act Filing”). From and after the issuance of the Exchange Act Filing, the Holder shall not be in possession of any material, nonpublic information received from the Company or any of its subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that is not disclosed in the Exchange Act Filing. The Company shall not, and shall cause its officers, directors, employees, affiliates and agents, not to, provide the Holder with any material, nonpublic information regarding the Company from and after the filing of the Exchange Act Filing without the express written consent of the Holder. To the extent that the Company delivers any material, non-public information to the Holder from and after the filing of the Exchange Act Filing without the Holder’s express prior written consent, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality to the Company, any of its subsidiaries or any of their respective officers, directors, employees, affiliates or agent with respect to, or a duty to the to the Company, any of its subsidiaries or any of their respective officers, directors, employees, affiliates or agent or not to trade on the basis of, such material, non-public information. The Company shall not disclose the name of the Holder in any filing, announcement, release or otherwise, unless such disclosure is required by law or regulation. In addition, effective upon the filing of the Exchange Act Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Holder or any of its affiliates, on the other hand, shall terminate and be of no further force or effect. The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in securities of the Company. Holder covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the Exchange Act Filing. Holder covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, Holder will maintain the confidentiality of the existence and terms of this Agreement.

[Signature Pages Follow]

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The undersigned have executed this Warrant Repurchase Agreement as of the date first above written.

THE COMPANY:

EKSO BIONICS HOLDINGS, INC.

By:
Name:
Title:

HOLDER:

Name of Holder:

By:
Name:
Its:

Number of Shares of Common Stock subject to Common Stock Purchase Warrant held by Holder:

Signature Page to Warrant Repurchase Agreement